EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form SB-2 No. 333-142310) of Solar EnerTech Corp. and in the related Prospectus of our report dated January 12, 2010, with respect to the consolidated financial statements of Solar EnerTech Corp. included in this Annual Report (Form 10-K) for the year ended September 30, 2009.

/s/ Ernst & Young Hua Ming

Shanghai, The People’s Republic of China
January 12, 2010